Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in the following registration statements of our reports dated February 24, 2011, relating to the financial statements and financial statement schedules of The Allstate Corporation and the effectiveness of The Allstate Corporation's internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in The Allstate Corporation's recognition and presentation for other-than-temporary impairments of debt securities in 2009), appearing in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in Prospectus, which is part of the registration statements.

Forms S-3 Registration Statement Nos.	Forms S-8 Registration Statement Nos.

333-34583	33-77928
333-159071	33-93762
33-99136
333-04919
333-16129
333-40283
333-60916
333-120343
333-120344
333-134242
333-134243
333-144691
333-144692
333-158581
333-159343

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 24, 2011